Exhibit 99.2
Qumu Corporation
Second Quarter 2021
Earnings Conference Call
July 29, 2021

Operator
Welcome to Qumu’s second quarter 2021 conference call. My name is Nikah, and I will be your operator this afternoon. Joining us is Qumu’s President and CEO TJ Kennedy, CFO Dave Ristow, and Matt Glover from Gateway Investor Relations. The results we will review today further enhance our pre-announcement shared on June 29th, 2021.

At this time, all participant lines are in listen-only mode. After the speaker presentation, there will be a question-and-answer session. To ask a question during the session, you will need to press *1 on your telephone. If you require any further assistance, please press *0.

I would now like to turn the call over to Matt Glover. Sir, you may begin.

Matt Glover – Qumu Investor Relations
Thanks, operator, and good afternoon, everyone.

After the market close today, Qumu issued a press release announcing its financial results for the second quarter ended June 30, 2021, a copy of which is available on the Investor Relations section of the company’s website.

During today’s call, management will make certain statements with respect to the Company’s expected financial results, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s go-to-market strategy, and efforts designed to increase the company’s traction and penetration with customers. These statements are forward-looking and involve a number of risks and uncertainties that could cause actual results to differ materially. Please note these forward-looking statements reflect management’s opinions only as of the date of this call, and the Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Please refer to Qumu’s SEC filings, specifically its Form 10-K and financial results press release, for a more detailed description of risk factors that may affect the Company’s results. During the call today, management will discuss adjusted EBITDA, a non-GAAP financial measure. In the Company’s press release and filings with the SEC, both of which are posted on the Company’s website, you will find additional disclosures regarding this non-GAAP measure, including a reconciliation of this measure with its comparable GAAP measure. Non-GAAP financial measures are not intended to be considered in isolation from, a substitute for, or superior to GAAP results. The Company encourages you to consider all measures when analyzing its performance.

I would like to remind everyone that this call is being recorded and will be made available for replay via a link available in the investor relations section of Qumu’s website.

Now I will turn it over to Qumu’s President and CEO TJ Kennedy.

TJ Kennedy – President and CEO
Thank you, Matt, and good afternoon, everyone. It’s a pleasure to be speaking with you today.

It has been just over a year since I joined as CEO, and a lot has happened in that time. Most importantly, we have made significant progress through the early stages of our company’s ongoing transformation into a SaaS-first organization that is capable of generating robust and predictable long-term growth. Execution on our strategic roadmap has undoubtedly strengthened Qumu's position as a leader in cloud-first enterprise video and jumpstarted our evolution towards becoming a subscription-first business.

This work has not been without its challenges, and we still have much to do in order to realize our vision. As we shared in our second quarter preliminary results conference call on June 29th, our financial results were lower than expected, driven by longer-than-anticipated transitions and ramp up periods with our organization, which has impacted our ability to achieve our overall revenue growth target for 2021 and pushed our growth inflection point into early 2022.

On that recent call, we covered in great detail the challenges we experienced in Q2, specifically what happened, why it happened, and how we are addressing it. Let me first recap what happened and why. Then, our CFO Dave Ristow will walk you through our financial details for Q2, which, as you may have seen in our earnings release today, were largely in-line with, or a modest improvement over, the preliminary ranges we previously reported. Afterward, I will discuss our plans and key initiatives for the second half of the year. To be clear, our leadership team is absolutely committed to this transformation and our board remains confident in our near- and long-term business prospects and organizational sustainability, and we’ll share why in just a few minutes.

So, what happened? At a high level, sales cycles in Q2 lagged our initial estimates. This delay was based, in part, on lengthy procurement timeframes, more specifically indecision about timing for returning to a hybrid office environment and other key decisions on work location and technology. Furthermore, it took longer than expected to align our legacy salesforce with our new SaaS-based, value-driven sales process, and our new SaaS sales team ramped slower than expected. Given the nearly universal move to a remote work environment accelerated by the pandemic, we had estimated a quicker ramp in sales productivity than we recently experienced in selling to our enterprise customers. We initially modeled this process as a 5-to-7-month timeframe. However, in practice, we now believe the complete ramp for new sales professionals to reach full productivity will likely take around 12 months. The elongated ramp is due to the complexity of the sale, individual enablement, marketing implementation and procurement time cycles. We also realized that the new SaaS resources in our customer success team took longer to hire than our sales and marketing personnel.

In turn, the extended onboarding ramp, market conditions and resulting sales efforts caused our bookings velocity and new logo acquisition to be lower than originally modeled. Our initial new-logo demand plan called for 25% inbound marketing and 75% outbound marketing. While we put a great deal of effort toward enhancing our updated enablement and messaging, launching new products, as well as expanding our go-to-market motions, we didn’t gain the anticipated traction from our outbound marketing efforts, and looking back we would likely have been better to focus on inbound marketing strategies. Inbound marketing is a critical element required to pull in more prospects, increase brand exposure, and create more brand authority.

Nevertheless, the key learnings from these challenges have helped us to refocus our approach and prompted us to implement key adjustments in our business planning for the second half of 2021. Before I get into those plans, I am going to hand the call over to Dave to cover the financials.

Dave Ristow – CFO
Thanks, TJ, and good afternoon, everyone. Turning to our Q2 results in more detail…

Revenue for the second quarter of 2021 was $5.9 million compared to $9.3 million in Q2 of last year and up from $5.8 million in Q1 2021. The $5.9 million was at the high end of the range we provided in our preliminary results last month. As we communicated, the year-over-year decline in revenue was due to the significant one-time license and appliance revenues we recognized in Q2 2020 from a large single customer. We also experienced slightly lower on-premise maintenance and support revenue in Q2 2021 due to Cloud conversions and lower on-premise maintenance recognized for customers not using on-premise appliances due to remote working arrangements.

Subscription, maintenance, and support revenue for the second quarter of 2021 increased 9% to $5.1 million from $4.7 million in Q2 last year and was up 2% from $5.0 million in Q1 2021. The $5.1 million was at the high end of the range we provided in our preliminary results and was driven by new cloud and term deals. Subscription as a percentage of total annual recurring revenue was 49% for the second quarter of 2021 compared to 41% for the second quarter 2020.

Looking at our SaaS metrics….

Subscription ARR increased 28% to $12.4 million from $9.7 million in Q2 last year. The 28% growth was primarily due to increased subscription renewal rates and cloud conversions and increased SaaS sales. The $12.4 million in subscription ARR exceeded our preliminary results. ARR has grown 7% during the first half of 2021 driven primarily by three meaningful on-premise to cloud conversions and a new key customer. We continue to anticipate ARR will grow as bookings of mid and large enterprises ramp with our SaaS efforts and as on-prem customers convert to our SaaS platform. Our efforts to drive subscription ARR growth is anticipated to provide us with good visibility into future revenue growth due to the ratable recognition of subscription revenue.

All of our SaaS renewal rates have increased since Q2 last year. At quarter end, our SaaS Gross Renewal Rate, or GRR, was 93% compared to 87% at end of Q2 last year. Our SaaS Net Renewal Rate, or NRR, was 132% compared to 118% at end of Q2 last year. And, finally, our SaaS Dollar Value Retention was 104% compared to 96% at end of Q2 2020.

Looking at our margins…

Gross margin for the second quarter of 2021 was 74%, an improvement from 69% in Q2 last year, driven by a favorable sales mix and higher-margin SaaS revenue. The 74% exceeded the range we provided for our preliminary results last month.

Turning to our profitability metrics…

Net loss for the second quarter of 2021 totaled $(4.3) million, or $(0.24) loss per basic share and $(0.30) loss per diluted share. This compares to a net loss of $(692,000), or $(0.05) loss per basic share and $(0.06) loss per diluted share, in Q2 of last year. Our net loss for Q2 2021 was in line with the range we provided in our preliminary release.

Adjusted EBITDA loss, a non-GAAP metric, for the second quarter of 2021 totaled $(4.5) million, compared to adjusted EBITDA income of $809,000 in Q2 last year. Our adjusted EBITDA loss came in better than the range we provided in our preliminary results. As expected, the higher adjusted EBITDA loss we reported in Q2 2021 was due to the strategic investments we are making in connection with our strategic roadmap.

Shifting gears to our balance sheet…

At quarter end, we had a healthy liquidity position with $21.3 million in cash and cash equivalents. As we discussed on our June 29th call, we initiated a cost-optimization program to align our expenses with our new level of anticipated revenues. This includes reducing our burn rate, slowing our hiring, and implementing other cost-cutting measures to ensure adequate working capital to support our SaaS transition. Our cost-optimization program, implemented early in this third quarter to align our expense structure with anticipated revenues, is expected to result in more than $4.5 million in annualized expense savings compared to annualized expenses in the second quarter of 2021. This expense reduction came from all functional areas but focused on administrative functions and included both headcount and outside services providers and other costs. We remain focused on our SaaS go to market efforts while preserving our capital resources.

To be sure, these measures will create an even more focused, more nimble, and more efficient organization. We have the capital resources, including more than $21 million of cash, that will ensure sustainability as we execute our long-term SaaS growth initiatives. Along the way, we will continue to monitor spending closely as we march towards adjusted EBITDA positivity expected late in the second half of 2022 with the goal of maintaining a solid cash position throughout the process.

Looking at our financial outlook for 2021, to provide better insight into the progress of our SaaS business transformation, we are providing a business outlook based on the percentage of recurring revenue comprised of SaaS subscription revenue. For the quarter ended June 30, 2021, SaaS recurring revenue was approximately 49% of overall recurring revenue as compared to 46% for the quarter ended March 31, 2021. The improvement in SaaS recurring revenue as a percentage of recurring revenue is due to on-premise to cloud conversions, incremental cloud customer expansion and new customers.

Future consolidated revenues will be dependent upon many factors, including existing customer renewals, the rate of adoption of the Company's software solutions in its targeted markets, whether arrangements with customers are structured as a perpetual, term or SaaS licenses, which impacts the timing of revenue recognition and the success of our efforts to drive customer conversions from on-premises to cloud. As part of the Company’s long-term strategic roadmap, the Company is accelerating the evolution of its SaaS-based business model with a “cloud first” focus, which is expected to shift a greater proportion of revenue to SaaS licenses revenue, which is recognized over the term of the license. Qumu management currently anticipates SaaS recurring revenue to comprise approximately 60% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 70% by the end of 2023. Other factors that will influence future consolidated revenues include the timing of customer orders and renewals, the product and service mix of customer orders, the impact of changes in economic conditions and the impact of foreign currency exchange rate fluctuations.

For a more detailed analysis of our financial results, please refer to today’s earnings release as well as our Form 10-Q. This completes my financial summary. TJ, I'll turn it back to you.

TJ Kennedy - President and CEO
Now that we have covered what happened and the related financial results, I’m going to discuss our key go-forward initiatives, which will enable us to achieve profitability and also our updated growth goals. My objective is for you to take away three main points from my remarks. First, we have the right plan and sufficient resources to execute on our plan without the need to raise additional capital. Second, we have the dedicated leadership team with the right experience to successfully execute the plan. And third, we have a solid and growing SaaS business that is supported by improving SaaS metrics.

Now, with that, let me pivot to our plan for the second half of the year and some of the specific strategies we’re executing on. We have adjusted our expenditures in Q3 to take into account the longer ramp of our sales team. We have refined our sales strategy and product pricing based on specific customer use cases. That change has helped to define how we land more customers and how we then expand into additional use cases. Supporting these efforts, we have supplemented our historical technology focused sales approach with a ‘line of business sale’ focus to drive greater land-and-expand possibilities.

Speaking generally, the technology sales process has undergone a radical change over the last several years. Most companies today no longer want to make very large, up-front investments, but instead are focused on procuring lower cost subscriptions and value-added services. As a result, the features and function of the technology are now less important when compared to the business outcome or ROI achieved by using the technology. Enterprises simply want to solve the business problem they are experiencing and to leverage key technology that makes them more productive, efficient and effective.

The traditional make/sell/ship business model with the key milestone of ‘landing’ the customer has given way to one focused on preventing churn. To that end, we recently implemented the five-phase customer engagement model focused on: Attract, Land, Adopt, Expand, and Renew, also known as the ALAER methodology. Let me briefly touch on each phase.

The first phase, Attract, focuses on the recognition that Qumu solves significant communication issues for Fortune 500 and Global 2000 companies and has for years been their trusted enterprise video platform. We also provide robust professional and consulting services to assist enterprises with both quickly and properly implementing their improved communication strategies, and leveraging best video practices to address their particular use case.

The second phase, Land, involves the key activities required to land the first sale to a new customer, and the initial implementation of that solution. The third phase, Adopt, ensures the customer is successfully adopting the solution, learning new ways of leveraging our technology to improve their work, their productivity and their results, and expanding their use of Qumu’s solution into new use cases as well as other parts of the organization. This step is also where we help the customer successfully use our solution to achieve their desired business outcomes. The fourth phase, Expand, involves the activities required to cost-effectively help current customers expand their capabilities as their usage of our platform increases, including adding additional capabilities and leveraging partners and alliances. The fifth phase, Renew, includes all activities required to ensure the customer timely renews their agreement with us and sees the important value that Qumu brings to their enterprise. This phase is key in ensuring our customers are realizing the significant value we bring and seek to maintain and further expand our offerings. Simple by design, this proven framework will enable us to successfully deliver positive customer outcomes, retain customers on our platform, and then get them to expand their use of the Qumu platform, which is ultimately what will drive increased profitability, long-term growth, and sustainability.

In parallel with our ALAER framework, we have judiciously invested in strategic sales initiatives, including field enablement, with new messaging, product training, and systems, which has provided us with key data and valuable insights to identify what’s working well and where we need to adjust. Additionally, our focus on partners, sales management, and sales coaching has aligned our direct and indirect sales motions. We have done this while conserving cash and reducing our burn rate in Q3 compared to Q2.

Another key initiative for us is to extend Qumu’s footprint and value to customers through strategic partnerships. We have doubled down on our channel strategy, including developing more channel offerings and investing in channel relationships, teams, and programs.

Earlier this month, Qumu and Socialive announced a new SaaS video streaming integration that allows businesses of all sizes to produce scalable, studio-quality video content, and manage and deliver that content to any audience. The integration is the result of a growing partnership between our two companies, where we are leveraging our combined expertise to enhance video content creation, management, and distribution capabilities for businesses. The integration provides customers with a seamless self-service experience from video creation, storage, and delivery, to management, measurement, and insights on their video consumption. We are really excited about the partnership and the potential it has for both our businesses.

From a marketing standpoint, we have placed significantly more emphasis on our inbound marketing initiatives to drive new logo generation and are keeping our Customer Success team laser focused on renewals and expansion. Our new account-based marketing campaigns targeting both large and medium enterprises continue to gain traction, and our customer success efforts are deepening relationships with our customers and driving solid SaaS retention metrics. Our entire focus from a sales, marketing, and account management perspective is to ensure we are keeping our customers as the center of all our decision making.

We are continuing to make progress on converting our on-premise customers to the cloud or upgrade them to our latest software versions. This process will help us drive towards long term reliability and maintainability if a customers is still on-prem or to successfully migrate to the cloud if that is the best fit for their enterprise. Over time, these conversions will add to a larger subscription mix of our total business. To be sure, we do not anticipate all customers to make the transition, but we are encouraged by the cohort that has already converted, and the prospects we are currently nurturing. We also have commitments from a number of our existing on- premise customers to upgrade to our latest on premise software versions that provide them with more capability and even more reliability. We are fully committed to our enterprise customers, whether they are leveraging our on-premise installations as employees return to the office or utilizing our SaaS cloud platform for both highly distributed remote and hybrid work environments.

From a leadership standpoint, we have significantly strengthened our team from top to bottom. This includes bolstering our customer facing teams, adding experienced SaaS sales executives, and appointing world-class business leaders. Most recently, we announced Andi Mann as our Chief Technology Officer, who joined Qumu a few weeks ago. Andi will lead our technology efforts to deepen and enhance our enterprise video portfolio, including expanding our advanced capabilities to generate video platform insights that provide important business intelligence to our customers and ensuring best-in-class cloud security. Andi will also be leading up our innovation function working with our customer success organization to anticipate market needs and address customer requests and requirements.

Andi brings to Qumu more than 30 years of experience leading digital transformation efforts for companies like BMC Software and CA Technologies. He recently served as chief technology advocate for Splunk, where he drove Splunk’s machine learning-focused business growth and product innovation through SaaS transformation, agile development, cloud operations, data and analytics, and cyber security. Andi’s deep understanding of digital transformation and cloud software expertise will be central to our next phase of video content creation, management, and analytics. His professional experience applying technology to achieve business results, combined with his enthusiasm for leveraging technology to bring people together, is a tremendous asset to our company as we continue to expand the possibilities of human engagement through enterprise video. With Andi’s appointment, Qumu’s leadership team is undoubtedly the strongest and deepest in company history, and the collective experience gives me absolute confidence in our ability to execute on our long-term strategy.

The executive leadership team is now fully staffed and committed to driving the next phase of our transformation at Qumu to a growing and profitable SaaS business. With Rose Bentley as our Chief Operating Officer, Jen Dimas as our Chief Marketing Officer, Chad Sears as our Chief Customer Officer, Dave Ristow as our Chief Financial Officer, Jason Karp as our Chief Commercial Officer and Alex Kottoor as our SVP Global Sales. This leadership team believes in the future of Qumu and how we will enable our customers to succeed in the new way that they work and that the future of work has changed forever. We believe that Qumu can drive significant new capability into enterprises of all sizes and that this transformation of where we work, and when we work, will define how enterprises create value and drive business success.

SaaS businesses are built on strong foundations of people, process, and technology, and we have now put in place the foundation for our long-term success. Our go-to-market motions, targeting both large and medium enterprises are gaining traction. Our improved customer success efforts are deepening customer relationships and driving growth in our subscription ARR and continued on-prem to cloud conversions.

As we transform our business, our focus remains on delivering SaaS recurring revenue growth. As you evaluate our results and business performance, it is important to keep in mind that we are not starting from square one. As Dave mentioned, at the end of Q2, our SaaS ARR was $12.4 million, up 28% year-over-year. This is already a very meaningful SaaS business, and the subscription growth is a key milestone for Qumu. It demonstrates that our strategic roadmap is yielding results, and we remain committed to taking the necessary steps to continue to accelerate our subscription revenue growth as we fully ramp our sales teams. We will continue to drive our SaaS business through our direct sales team, our new customer success and account management organization, and our newly invigorated channel and partnership ecosystem, which will enable us to scale and accelerate the value we deliver to our customers.

Looking ahead, hybrid work and the use of video by enterprises is here to stay, and Qumu is building for the long-term success of the company and its shareholders. We have the right plan and team in place, and the resources to ensure sustainability and the successful achievement of our strategic roadmap. We may have reduced expenses and planned in a slower ramp but we remain confident that Qumu will emerge as a subscription driven, growth company operating at scale in the future, benefiting from high-margin recurring revenues, sustainable and growing adjusted EBITDA, and net income profitability.

We will now take your questions. Operator, please provide the appropriate instructions.

Operator

[Q&A session]

Thank you. At this time, this concludes the company’s question-and-answer session. If your question was not taken, please contact Qumu's IR team at QUMU@gatewayir.com.

I would now like to turn the call back over to Mr. Kennedy for his closing remarks.

TJ Kennedy – President and CEO
Thanks, operator, and thank you everyone for joining our call this afternoon. I look forward to speaking with you again soon.

Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, or the success of go-to-market strategies or the other initiatives in the Company’s strategic roadmap. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.